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                                  EXHIBIT 10.7

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (the "Amendment") is made and entered into on April 27, 1994 by and between Arden Group, Inc., a Delaware corporation ("Arden Group"), Arden-Mayfair, Inc., a Delaware corporation and a wholly-owned subsidiary of Arden Group ("Arden-Mayfair"), AMG Holdings, Inc., formerly known as Telautograph Corporation, a Virginia corporation and a wholly-owned subsidiary of Arden-Mayfair ("AMG"), Gelson's Markets, a California corporation and a wholly-owned subsidiary of Arden-Mayfair ("Gelson's")(Arden Group, Arden-Mayfair, AMG and Gelson's are herein sometimes referred to collectively as the "Companies" and individually as a "Company"), and Bernard Briskin ("Employee"), with reference to the following facts:

     A. The parties hereto are parties to that certain Employment Agreement dated as of May 13, 1988 (the "Agreement").

     B. Pursuant to Section 13 of the Agreement, the Boards of Directors of the Companies have examined the terms of the Agreement, the duties and performance of Employee and the future needs of the Companies and have made a good faith determination that the terms of employment thereunder should be revised. Accordingly, the parties desire to amend the Agreement, effective January 1, 1994, to make certain changes to the Agreement, including an increase in the base salary and Bonus payable to Employee and an extension of the term thereof.

     NOW, THEREFORE, for and in consideration of the promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. The name "Telautograph" is hereby changed to "AMG" wherever it appears in the Agreement.

     2. The first sentence of Section 2 of the Agreement is hereby amended in its entirety to read as follows:

     "The Companies agree to and hereby do employ Employee, and Employee agrees to and hereby does enter the employ of the Companies, as president and chief executive officer of Arden Group and Arden-Mayfair, and as chief executive officer of AMG and Gelson's; in addition, Employee shall serve as Chairman of the Board of Directors of Arden Group, commencing upon the earlier to occur of (a) the date upon which there shall be a vacancy in such office, or (b) January 1, 1995."

     3. The first sentence of Section 3 of the Agreement is hereby amended in its entirety to read as follows:

     "The initial term of this Agreement, which commenced at 12:00 A.M. on January 3, 1988 and was originally scheduled to expire at 12:00 A.M. on January 1, 1995, is hereby

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     extended to 12:00 A.M. on January 1, 2001, subject to termination or extension as hereinafter provided."

The remainder of Section 3 shall remain in full force and effect, in accordance with its terms, and all references therein and in the rest of the Agreement to the expiration of the initial term shall mean 12:00 A.M. on January 1, 2001.

     4. Section 5 of the Agreement is hereby amended in its entirety to read as follows:

     "5.  COMPENSATION.

          "(a) All compensation payable to Employee hereunder shall be paid to Employee by Arden Group, with such inter-company adjustments in respect of such payments as the Companies deem appropriate. Arden Group shall be primarily liable for the payment of all compensation payable to Employee hereunder, and Arden-Mayfair, AMG and Gelson's shall be liable to Employee for the payment of any such compensation only in the event of non-payment thereof by Arden Group.

          "(b) Commencing January 1, 1994, but as to the Bonus for 1995 and thereafter contingent upon the satisfaction of the requirements in
     Section 5(c) below, for all services to be rendered by Employee hereunder, Employee shall be paid an annual base salary (the "Base Salary"), payable in equal installments no less frequently than twice monthly, as provided in subsection (1) below, and incentive compensation consisting of a cash bonus (the "Bonus") for each complete or partial fiscal year of Arden Group during Employee's employment hereunder, as provided in subsection (2) below.

               "(1) Employee's Base Salary for the period beginning on January 1, 1994 and ending on December 31, 1994 shall be $440,000. Employee's Base Salary shall be adjusted effective as of January 1, 1995 and effective as of each January 1 thereafter (the "Adjustment Date") during the term of this Agreement by the amount of the increase, if any, in the Consumer Price Index for All Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside Metropolitan Area (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"), calculated in accordance with this subsection (1); provided, however, that on each January 1 the Base Salary shall be adjusted for one hundred percent (100%) of any increase in the Index up to three percent (3%) and for fifty percent (50%) of any increase in the Index in excess of three percent (3%) up to five percent (5%), but there shall be no adjustment for any increase in the Index in excess of five percent (5%) (such adjustments for the increase in the Index are hereinafter referred to as the "Allowable Adjustments"). The amount of the increase in the Index shall be calculated by dividing the Index for the month of

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     October immediately preceding the applicable Adjustment Date (the
     "Comparison Index") by the Index for the October of the immediately preceding calendar year (the "Base Index"). No carryover of any increase in the Index of more than five percent (5%) shall be permitted.

               "For example, the adjustment to the Base Salary on January 1, 1995 shall be determined as follows. First, calculate the increase in the Index by dividing the Index for October 1994 by the Index for October 1993. By way of illustration only, if the Index in effect for October 1994 is
     115.5 and the Index in effect for October 1993 was 110, the increase in the Index would be 115.5/110 = 5%. Next, multiply the Base Salary for 1994 by the Allowable Adjustments for the increase in the Index, and add this amount to the Base Salary for 1994 to arrive at the Base Salary on January 1, 1995. Continuing the foregoing illustration, the Base Salary beginning on January 1, 1995 would be $440,000 + (3% x 440,000) + (50% x 2% x
     440,000), or $457,600. If the increase in the Index had been 6% instead of 5%, the Base Salary beginning on January 1, 1995 would also be $457,600, since there is no adjustment for any increase in the Index in excess of 5%. The adjustment to the Base Salary on January 1, 1996 would be determined in a similar manner, with the adjustment being made to the Base Salary for 1995.

               "In no event shall the Base Salary on any January 1 be less than the amount of the Base Salary during the preceding twelve-month period.

               "In the event that publication of the Index is changed or discontinued, the parties shall select a replacement index published by a governmental agency. In the event that the references or techniques employed in the calculation of the Index shall be modified and such modification would have resulted in a different figure for the Base Index to be used to calculate the increase in the Index, the parties agree that the Base Index shall be appropriately adjusted and that the Index, as modified, shall be used as provided hereunder.

               "(2) Commencing January 1, 1994, the Bonus in respect of any fiscal year shall be an amount equal to the Applicable Percentage (as hereinafter defined) of the Pre-Tax Profits (as hereinafter defined) for such fiscal year. "Pre-Tax Profits" for a particular fiscal year shall be the amount shown on the audited Consolidated Statement of Operations of Arden Group for such fiscal year as "Income Before Income Taxes and Extraordinary Items," adjusted so as to exclude any charge, accrual or deduction for any Bonus paid or payable to Employee. With respect to each fiscal year, the Applicable Percentage shall be as follows: with respect to the first $2,000,000 of Pre-Tax Profits for the applicable fiscal year, the Applicable Percentage shall be

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     two and five-tenths percent (2.5%); with respect to all Pre-Tax Profits in excess of $2,000,000 for the applicable fiscal year, the Applicable Percentage shall be three and five-tenths percent (3.5%).

               "No later than fifteen (15) days after the close of each fiscal year of Arden Group, a good faith estimate of the Bonus which will be payable for said fiscal year shall be made and there shall be advanced to Employee an amount equal to seventy five percent (75%) of said estimate. All such sums so advanced for any fiscal year shall be credited against the Bonus for such fiscal year, and the amount of the Bonus in excess of such amount so advanced shall be paid to Employee at the conclusion of the audit for such fiscal year. If the amount so advanced to Employee exceeds the amount of the Bonus to which he is entitled for such fiscal year, such excess shall be returned within thirty (30) days after Employee receives a written demand therefor.

          "(c) It is the parties intention that the provisions of subsection 5(b)(2) of this Agreement, which set forth the formula for the annual Bonus payable to Employee, shall constitute "other performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and "qualified performance-based compensation" within the meaning of Proposed Treasury Regulation
      1.162-27(e). Payment of the Bonus to Employee for 1995 and thereafter is contingent upon (i) approval by the shareholders of Arden Group of the material terms of the Bonus formula in accordance with the requirements of Proposed Treasury Regulation 1.162-27(e)(4), and (ii) prior to payment of the Bonus with respect to each fiscal year, the Compensation Committee of Arden Group shall certify in writing in accordance with the requirement of Proposed Treasury Regulation 1.162-27(e)(5) that the performance goals were in fact satisfied, i.e., the Pre-Tax Profits with respect to such fiscal year were in fact achieved and that the other material terms of the Bonus formula were in fact satisfied. Arden Group agrees to timely place before the shareholders clause (i) (by asking the shareholders of Arden Group to approve the payment of all bonuses prior to April 1, 1995) and to timely seek the certifications required pursuant to clause (ii). In the event that Proposed Treasury Regulation 1.162-27(e) is amended, superseded or replaced, the payment of the Bonus with respect to each fiscal year shall, if required by then applicable law or regulation (taking into account any grandfather provisions) be subject to compliance with the applicable requirements of any future Treasury Regulations, whether proposed, temporary or final, with respect to "other performance-based compensation" within the meaning of Code Section 162(m)(4)(C), in lieu of the foregoing provisions of this subsection 5(c), and Arden Group agrees to use its best efforts to comply with all such requirements. If in any year after 1994 the conditions for paying a Bonus to

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     Employee as set forth in this subsection (c) are not satisfied, Employee may terminate the Agreement upon six (6) months' prior written notice to the Companies."

     6. Section 6 is hereby amended to add the following at the end of said section:

     "In addition, the Company shall reimburse Employee (as a working condition fringe benefit) for attorneys fees incurred by him in connection with the negotiation and drafting of the Amendment, up to a maximum reimbursement of twenty thousand dollars ($20,000)."

     7. Clause (3) and clause (4) (other than the reference to the $16,257 payment due on February 15, 1994) of Section 10(a) are hereby deleted. Clause (3) of Section 10(b) is hereby deleted. Clause (c) of Section 11 is hereby deleted.

     8. Section 11 is hereby amended to add the following at the end of said section:

     "In addition, if Employee's employment is terminated because of death, permanent disability or without cause during the initial term of this Agreement, as extended by the Amendment, or during any extended term of this Agreement, then upon such termination Arden Group shall forgive any and all amounts of principal and accrued interest outstanding under (a) that certain Note Secured by Deed of Trust dated April 2, 1979 in the original principal amount of $212,500, executed by Employee and payable to Arden Group, as amended, and under (b) that certain Promissory Note Secured by Deed of Trust dated July 9, 1980 in the original principal amount of $303,750, executed by Employee and payable to Arden Group, as amended."

     9. The sentence in Section 12 reading, "The percentage of Pre-Tax Profits payable to Employee pursuant to Section 5(b) hereof shall remain equal to two and one-half percent (2 1/2%) of said Pre-Tax Profits" is hereby deleted. The following sentence shall be added at the end of Section 12: "For the purpose of calculating the Bonus at the end of any fiscal quarter, the first $2,000,000 of Pre-Tax Profits shall be pro rated, and the Applicable Percentage shall be 3 1/2% of Pre-Tax Profits above such pro rated amount."

     10.  Section 13 is hereby amended in its entirety to read as follows:

               "13. GOOD FAITH REEVALUATION OF COMPENSATION. The parties agree that, during the 1997 fiscal year of Arden Group, the Compensation Committee of Arden Group and Employee shall meet to discuss in good faith whether, based on the services being performed by Employee hereunder and the needs of the Companies, there should be an adjustment to the Base Salary and/or

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          Bonus structure payable to him pursuant to Section 5 hereunder;
          provided, however, that the parties acknowledge and agree that the Companies shall not have any legal obligation to make such an adjustment."

     11.  The effective date of this Amendment shall be January 1, 1994.

     12. Except as expressly modified and amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective the date first written above.

                              ARDEN GROUP, INC.



                              By: Ernest Klinger
                                 ------------------------------
                              Title: Vice President
                                    ---------------------------

                              ARDEN-MAYFAIR, INC.



                              By: Ernest Klinger
                                 ------------------------------
                              Title: Vice President
                                    ---------------------------


                              AMG HOLDINGS, INC.



                              By: Ernest Klinger
                                 ------------------------------
                              Title: Secretary-Treasurer
                                    ---------------------------


                              GELSON'S MARKETS



                              By: Ernest Klinger
                                 ------------------------------
                              Title: Secretary-Treasurer
                                    ---------------------------


                              Bernard Briskin
                              ---------------------------------
                              Bernard Briskin

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